UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42115	85-1083654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SMTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b - 2 of the Securities Exchange Act of 1934 (§240.12b - 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of SmartKem, Inc. (the “Company”), approved discretionary cash bonuses for the Company’s executive officers, Ian Jenks, Chief Executive Officer, Barbra Keck, Chief Financial Officer, Simon Ogier, Ph.D., Chief Technology Officer and Beverley Brown, Ph.D., Chief Scientist, in the amounts set forth in the table below.

Executive Officer	Title	Discretionary Bonus Amomunt
Ian Jenks	Chief Executive Officer	$150,000
Barbra Keck	Chief Financial Officer	$99,041
Simon Ogier, Ph.D.	Chief Technology Officer	$31,480(1)
Beverley Brown, Ph.D.	Chief Scientist	$31,480(1)

(1) Amounts in pounds sterling have been converted to U.S. dollars at an exchange rate of 1.2592 U.S. dollars to one pound sterling, the exchange rate as of February 28, 2025 as published by the Bank of England.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: March 4, 2025	By:	/s/ Barbra C. Keck
Barbra C. Keck
Chief Financial Officer